KINDER MORGAN ENERGY PARTNERS, L.P.
                           EXECUTIVE COMPENSATION PLAN


     Section 1. Purposes of the Plan. Section 6.4 (c) of the Partnership Agreement provides that the General Partner in its sole discretion and without the approval of the Limited Partners may propose and adopt on behalf of the
Partnership employee benefit plans (including, without limitation, plans involving the issuance of Units), for the benefit of employees of the General Partner, the Partnership, the Operating Partnerships or any Affiliate of any of them in respect to services performed, directly or indirectly, for the benefit of the Partnership or the Operating Partnerships. The Kinder Morgan Energy Partners, L.P. Executive Compensation Plan (the "Plan") is intended to provide a method for attracting, motivating and retaining key executive personnel for the Partnership. The primary purpose of the Plan is to link incentive compensation for such key personnel to the ongoing success and performance of the Partnership.

     Section 2.   Administration of the Plan.

     2.1. The Committee. The Plan shall be administered by the Board of Directors of the General Partner (the "Board") acting as an administrative committee of the whole or by another administrative committee appointed from time to time by the Board and which committee shall be comprised of two or more members of the Board who are not employees of the General Partner, the Partnership, the Operating Partnerships or any Affiiate, (in each case the "Committee"). The Committee shall have all of the powers and duties specified for it under the Plan, including, without limitation, the selection of Participants and the determination of grants of Incentive Compensation to be granted to each Participant. The Committee may from time to time establish rules and procedures for the administration of the Plan which are not inconsistent with the provisions of the Plan, and any such rules and procedures shall be effective as if included in the Plan.

     2.2. Meetings. A majority of the members of the Committee shall constitute a quorum for the transaction of business. All action taken by the Committee at a meeting at which a quorum is present shall be by the vote of a majority of those present at such meeting, but any action may be taken by the Committee without a meeting upon written consent signed by all of the members of the Committee. Members of the Committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear or see the comments of one another. No member of the Committee shall vote on any matter directly affecting the amounts payable under the Plan to such member, but any such interested member(s) of the Committee may be counted for purposes of determining the existence of a quorum.

     2.2. Committee Determinations. All determinations of the Committee shall be final, binding and conclusive upon all persons.




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Section 3.    Eligibility and Participation.

     3.1. Eligible Employees. Employees of the General Partner are eligible to be selected by the Committee for participation in the Plan. Participation in the Plan and the grant of Incentive Compensation to such eligible employees shall be in the discretion of the Committee, and the Committee may from time to time establish further eligibility requirements for participation in the Plan. Subject to provisions of the Plan, Incentive Compensation granted to each Participant shall be determined in the sole discretion of the Committee.

     3.2. Grant Agreements. The terms and provisions of each grant of Incentive Compensation, as determined by the Committee in its sole discretion, shall be set forth in a written Grant Agreement, which shall incorporate by reference, and be subject to, the terms and provisions of the Plan. Each Grant Agreement shall contain such provisions not inconsistent with the Plan as the Committee deems appropriate. The terms and provisions set forth in Grant Agreements may vary among Participants. Participants shall be granted an amount of Incentive Compensation specified as a percentage between 0% and 2% of the Incentive Compensation Value. Incentive Compensation and all rights attendant thereto are transferable only by will or the laws of descent and distribution, and are only redeemable while the Participant remains an employee of the General Partner or dies while an employee of the General Partner unless otherwise provided by a provision of the Plan or of the Participant's Grant Agreement. Subject to the foregoing, the Committee has complete authority to determine the identity of Participants, the time of Grant, time and provisions for redemption and duration of a Grant of Incentive Compensation and any other conditions or limitations applicable to the Grant and redemption of a Grant of Incentive Compensation.

     3.3. Limit On Incentive Compensation. The sum of the percentages (each being a percentage of the Incentive Compensation Value) of Grants of Incentive Compensation, including Grants of Incentive Compensation which have been redeemed, shall not exceed ten percent (10%). For example, if two percent (2%) aggregate Grants of Incentive Compensation have been redeemed, and there are outstanding unredeemed aggregate Grants of Incentive Compensation of four percent (4%), then only an additional four percent (4%) of aggregate Incentive Compensation may be granted. If a Grant of Incentive Compensation is forfeited before its redemption, then the percentage attributable to such forfeited Grant is available for Grants of Incentive Compensation subsequent to such forfeiture.

     Section 4. Plan Accounts. A bookkeeping account (each, a "Plan Account") shall be established for each Participant on books kept by the Partnership. Such account shall be unfunded and shall set forth the initial Grant of Incentive Compensation to a Participant, the Incentive Compensation Value of such Incentive Compensation (if any) at the time of such Grant, and the Incentive Compensation Value as of the end of each successive calendar quarter. A statement of a Participant's Plan Account shall be provided to such Participant on written request within 45 days of the Partnership's receipt of such request (but not more frequently than once per quarter).



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Section 5.    Provisions Regarding Incentive Compensation.

     5.1. Redemption. A Grant of Incentive Compensation shall become redeemable according to the provisions of the Grant Agreement.

     5.2. Notice of Redemption. Subject to the provisions of a Participant's Grant Agreement the Redeemable Portion of Incentive Compensation granted to Participant may be redeemed in whole or in part from time to time by written notice (the "Redemption Request") received by the Committee. The Redemption Request must specify what portion of the redeemable Incentive Compensation is being redeemed (e.g., "all of the Redeemable Portion" or "40% of the Redeemable Portion"). If a Redemption Request is for less than all of the Incentive Compensation granted to Participant under a Grant Agreement, it must be for at least the lesser of (i) twenty five percent (25%) of the total Incentive Compensation (whether redeemed, redeemable, or to become redeemable in the future) granted to such Participant or (ii) the Redeemable Portion of Incentive Compensation under the Grant Agreement.

     5.3. Redemption Payment. Within thirty (30) days of the Committee's receipt of a Redemption Request, the Partnership will pay or cause to be paid to the Participant making the Redemption Request a Redemption Payment of the Incentive Compensation being redeemed in Units of the Partnership or in cash, as determined in the sole discretion of the Committee. A cash Redemption Payment shall be the product of (a) Incentive Compensation Value as of the Determination Date multiplied by (b) the applicable percentage Grant of Incentive Compensation to the redeeming Participant (expressed in the Grant Agreement as a percentage of the Incentive Compensation Value) multiplied by (c) the portion expressed as a percentage of the Incentive Compensation being redeemed. Attached Exhibit A gives an example of the method of computation of a cash Redemption Payment. A Participant may request in his Redemption Request that such payment be made partially in cash and Units of the Partnership according to percentages requested by the Participant. The Committee shall have final discretion in determining the method and form of the Redemption Payment. The number of Units of the Partnership paid, if any, pursuant to a Redemption Request shall be determined using the value of a cash Redemption Payment for the Redemption Request and the closing price of a Unit as reported on the New York Stock Exchange on the day before Units of the Partnership are transferred to a Participant. The Partnership will file, as and when appropriate, and maintain the effectiveness of its Registration Statement on Form S-8 (or other appropriate form under the Securities Act of 1933) so that all Units which are issued to Participants pursuant to this Plan are issued pursuant to such effective Registration Statement; and the Partnership will, promptly upon receipt of written request from a Participant, file and maintain for a reasonable period of time the effectiveness of any post-effective amendment(s) to such Registration Statement (in the form of a re-offer prospectus or otherwise) as may be necessary for such Participant to sell such Units received pursuant to this Plan in market transactions effected on the principal securities exchange on which the Units are then listed. Unless this Plan is amended by the Board, the Committee may not cause the Partnership to issue more than 200,000 Units in the aggregate in satisfaction of any and all Redemption Requests. Units will not be



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issued to a Participant  hereunder  unless and until such Units have been listed for trading on the principal securities exchange on which the Partnership's Units are then listed. If the Partnership is unable to effect such listing with respect to Units which the Committee has determined will be issued in satisfaction of a Redemption Request, then the Redemption Payment shall be made to such Participant in cash (or a combination of cash and Units that have been duly listed).


     5.4. Participants Not Shareholders or Unitholders.

         (1) The existence of the Plan and Grants of Incentive Compensation do not restrict the right or power of the Partnership or the General Partner to effect any organizational actions, including, but not limited to, issuance of securities, changes of capital structure, and mergers or other reorganizations. Participants will not have any rights of equity or ownership in either the Partnership or the General Partner as a result of receiving or holding Grants of Incentive Compensation.

         (2) If an event occurs which results in the withdrawal of the General Partner pursuant to the provisions of Section 13.1 of the Partnership Agreement (an "Event of Withdrawal"), then within thirty (30) days of an Event of Withdrawal all unpaid grants of Incentive Compensation shall become fully redeemable and shall be surrendered to the General Partner by each Participant, and shall be canceled by the General Partner; provided, however, each Participant (or the Participant's estate in the event of death) shall receive a cash Redemption Payment for such Incentive
     Compensation from the Partnership in an amount equal to the Incentive Compensation Value of such canceled Incentive Compensation using as the Determination Date, the date of Event of Withdrawal as determined by the Committee.

         (3) If an event occurs which results in a Participant's employment with the General Partner being Involuntarily Terminated, then within the earlier of the Plan Termination Date or twelve months following an affected Participant's Involuntary Termination, such Participant may redeem all of the unredeemed, outstanding Incentive Compensation previously granted to the Participant which shall become fully redeemable by the Participant as of the date of such Involuntary Termination.

     5.5. Deferral of Redemption Payment. If the Committee shall determine, upon advice of its independent certified public accountants that prepare the Partnership's tax returns, that the provisions of Section 162(m) of the Internal Revenue Code, or any successor or similar provision, limit the deductibility of the amount of any Redemption Payment to be made to a Participant in any taxable year (in whatever combination of payment of cash or Units that the Committee has determined is appropriate to satisfy such Redemption Request), then, notwithstanding anything herein to the contrary, the Committee may defer the payment of that portion of the Redemption Payment (whether in cash or in Units, as determined by the Committee) that the Committee believes would be non-deductible. Upon making any



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such determination that a portion of a Redemption Payment will be deferred,  the
Committee will notify the Participant of such action and will make the remaining portion of the Redemption Payment to the Participant (or the Participant's estate in the event of death) promptly upon the commencement of the next taxable year, subject, however, to the Committee's right to continue to defer such amounts as it shall reasonably determine would be non-deductible for tax purposes after taking into account all other remuneration which is anticipated to be paid to such employee during each succeeding taxable year.


     Section 6. No Right of Employment. Neither the adoption of the Plan nor a Grant of Incentive Compensation or crediting of amounts with respect thereto shall confer on any person the right to continued employment by the Partnership or General Partner or affect in any way the right of the Partnership or General Partner to terminate such employment at any time.

     Section 7. Prohibition Against Assignment or Encumbrance. Except as provided in Section 3.2, no right, title, interest or benefit hereunder shall ever be transferable or liable for or charged with any of the torts or obligations of a Participant or any person claiming under or through a Participant, or be subject to seizure by any creditor of a Participant or any person claiming under or through a Participant. No Participant or any person claiming under or through a Participant shall have the power to anticipate or dispose of any right, title, interest or benefit hereunder in any manner until the same shall have been actually distributed free and clear of the terms of the Plan.

     Section 8.   Amendment and Termination of Plan.

     8.1. Amendment of Plan. The Board shall have the right to alter or amend the Plan or any part thereof from time to time, except that the Board of Directors shall not make any alteration or amendment which would impair the rights of a Participant without that Participant's consent with respect to amounts, rights or provisions theretofore granted.

     8.2. Early Termination of Plan. Notwithstanding any other provision of the Plan to the contrary, the Board may, in its sole discretion, terminate the Plan at any time prior to the Plan Termination Date, and upon such termination all unpaid Grants of Incentive Compensation shall become fully redeemable and shall be surrendered to the General Partner by each Participant, and shall be canceled by the General Partner; provided, however, each Participant (or the Participant's estate in the event of death) shall receive a Redemption Payment for such Incentive Compensation in an amount equal to the highest Incentive Compensation Value using as the Determination Date any day within the previous twelve (12) months, multiplied by 1.5. If not earlier terminated under the provisions of this Section 8, the Plan shall terminate as of the Plan Termination Date.

     Section 9. Source of Payments. The Plan shall constitute an unfunded, unsecured obligation of the Partnership to make payments of



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Incentive  Compensation  benefits from its general assets in accordance with the provisions of the Plan. Neither the establishment of the Plan nor the allocation of Incentive Compensation or crediting of Plan Accounts with amounts with respect thereto shall be deemed to create a trust. By virtue of being a Participant in the Plan, no Participant shall have any security or other interest in any assets or equity of the Partnership or General Partner. The Participant, his or her beneficiary and any other person or persons having or claiming a right to payments hereunder or to any interest in Incentive Compensation or this Plan shall rely solely on the unsecured promise of the Partnership set forth herein, and nothing in this Plan shall be construed to give the Participant, beneficiary or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Partnership, General Partner or in which either may have any right, title or interest now or in the future; but Participant shall have the right to enforce his claim against the Partnership in the same manner as any unsecured creditor. Further, the General Partner shall have no obligation to pay or fund any grant made under the Plan.

     Section 10. Plan Binding. This Plan shall be binding upon the Partnership, its successors and assigns. The Partnership shall not be a party to any merger, consolidation or reorganization, unless and until the Plan and the Partnership's obligations hereunder shall be expressly assumed by its successor or successors or the Board exercises its right pursuant to Section 8.2 to terminate the Plan.

     Section 11.  Administration of Plan.

     11.1. Committee Powers and Duties. The Committee, in good faith, shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have the sole discretionary authority and all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority and duty:

         1) to make rules, regulations and procedures for the administration of the Plan which are not inconsistent with the terms and provisions hereof, provided such rules, regulations and procedures are evidenced in writing and copies thereof are delivered to the General Partner;

         2) to construe and interpret all terms, provisions, conditions and limitations of the Plan;

         3) to correct any defect, supply any omission, construe any ambiguous or uncertain provisions, or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect;

         4) to employ and compensate and delegate responsibilities to such accountants, attorneys, investment advisors and other agents and persons as the Committee may deem necessary or advisable in the proper and efficient administration of the Plan;



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         5)  to determine all questions and issues relating to eligibility;

         6) to determine the amount, manner and time of payment of any benefits under the Plan and to prescribe procedures to be followed by Participants in obtaining benefits;

         7) to cause to be prepared, filed and distributed, in such manner as the Committee determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of applicable statute or regulation; and

         8) to make a determination as to the right of any person to receive an amount payable under the Plan.

     11.2. The General Partner to Supply Information. The General Partner shall supply full and timely information to the Committee relating to Participants and such pertinent facts as the Committee may require. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the General Partner.

     11.3. Reliance. The Committee and the Board shall not be liable for any decision or action taken in good faith in connection with the administration of the Plan. Without limiting the generality of the foregoing, any such decision or action taken by the Board or the Committee in reliance upon any information supplied to them by the General Partner, the General Partner's legal counsel, or by the General Partner's independent accountants in connection with the administration of the Plan shall be deemed to have been taken in good faith.

     Section 12. Governing Law. This Plan shall be subject to, and governed by, the laws of the State of Texas.

     Section 13. Construction. In the event any parts of this Plan are found to be void, the remaining provisions of this Plan shall nevertheless be binding with the same effect as though the void parts were deleted.

     Section 14. Withholding. Any payment provided for under the Plan shall be made by the Partnership as provided herein and shall be reduced by any amount required to be withheld by the Partnership under applicable local, state or federal withholding requirements.

     Section 15. Definitions. For the purposes of this Plan, the terms defined below shall have the following meanings:

     "Available Cash" shall have the same meaning as defined in Article II of the Partnership Agreement.

     "Determination Date" shall mean the date as of which Incentive Compensation Value is calculated.

     "Distributions to the General Partner" shall mean, as of a Determination Date, the sum of Available Cash actually distributed by the Partnership to the General Partner pursuant to the provisions of



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the Partnership  Agreement for the preceding four calendar quarters,  including, without limitation,  cash distributed to the General Partner pursuant to Section
5.4 of the Partnership Agreement and cash distributed to the General Partner in its capacity as general partner of the Operating Partnerships, but excluding cash distributed due to its ownership of Units.

     "General Partner" means Kinder Morgan G.P., Inc., a Delaware corporation, and its successors as general partner of the Partnership.

     "Grant" means an award of Incentive Compensation pursuant to a Grant Agreement.

     "Grant   Agreement"  means  a  written  making  of  a  grant  of  Incentive
Compensation to a Participant.

     "Incentive Compensation" shall mean the interest granted, which shall be expressed as a percentage of the Incentive Compensation Value to a Participant pursuant to a Grant made by the Committee pursuant to the provisions of the Plan.

     "Incentive Compensation Value" is a dollar value determined by the formula ICV = (D X 8) - PAF, where ICV shall mean Incentive Compensation Value, D shall mean Distributions to the General Partner, and PAF shall mean Participant Adjustment Factor specified in the individual Grant Agreement. Attached Exhibit A gives an example of the method of computation of Incentive Compensation Value as of June 1, 1997 and other hypothetical dates.

     "Involuntary Termination" shall have the meaning set forth in Participant's Grant Agreement.

     "Participant" shall mean an eligible employee of the General Partner who has been selected by the Committee to participate in the Plan and who, with the Partnership, has entered into a Grant Agreement.

     "Participant Adjustment Factor" shall have a value as provided for in a Participant's Grant Agreement.

     "Partnership" shall mean the limited partnership formed and continued pursuant to the Partnership Agreement; presently, as of the effective date of this Plan, Kinder Morgan Energy Partners, L.P., a Delaware limited partnership.

     "Partnership Agreement" shall mean the Amended And Restated Agreement of Limited Partnership Of Enron Liquids Pipeline, L.P., dated as of July ___, 1992.

     "Permanent Disability" shall mean an injury or illness to or of a Participant for which the Committee makes a determination that the Participant is permanently and totally unable to perform his or her duties for the General Partner as a result of any medically determinable physical or mental impairment as supported by a written medical opinion satisfactory to the Committee by a physician selected by the Committee, or if earlier, the date the Participant becomes



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entitled to receive long term disability benefits under the long term disability plan, if any, sponsored by the General Partner for its employees generally.

     "Plan Termination Date" shall mean January 1, 2007.

     "Redeemable Portion" shall mean that portion of the Participant's Grant of Incentive Compensation that has vested and is then available for redemption pursuant to the terms of the Participant's Grant Agreement.

     "Redemption Payment" shall mean a payment of Incentive Compensation Value according to the provisions of the Plan.


     "Units" or a "Unit" of the Partnership shall have the same meaning as "Unit" is defined in the Partnership Agreement.

     In addition, unless the context indicates otherwise, capitalized terms used herein but not otherwise defined shall have the same meaning as assigned to such term in the Partnership Agreement.

Executed this 17th day of July, 1997

                       KINDER MORGAN ENERGY PARTNERS, L.P.

                       By:  Kinder Morgan G. P., Inc., its
General Partner


                       By: /s/ Richard D. Kinder
                       Name:  Richard D. Kinder
                       Title: Chairman

Attest:

/s/ Clare H. Doyle
Secretary